SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549


                SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934



(x )  Filed by the Registrant
(  )  Filed by a Party other than the Registrant

Check the appropriate box:

(  )  Preliminary Proxy Statement
(  )  Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-b(e)(2))
(x )  Definitive Proxy Statement
(  )  Definitive Additional Materials
(  )  Soliciting Material Pursuant to (section mark)240.14a-11(c) or
      (section mark)240.14a-12


                       Fieldcrest Cannon, Inc.

            (Name of Registrant as Specified In Its Charter)

                      Fieldcrest Cannon, Inc.

   (Name of Person(s) Filing Proxy Statement If Other Than Registrant)


PAYMENT OF FILING FEE (Check the appropriate box):

(  )  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
(  )  $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
(  )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *

      4)  Proposed maximum aggregate value of transaction:

      5)  Total fee paid:

(Set forth the amount on which the filing fee is calculated and state how it was determined)

( ) Fee previously paid with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:              $

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:

    4)  Date Filed:

                      (Fieldcrest Cannon Logo Goes Here)
                            FIELDCREST CANNON, INC.
                             One Lake Circle Drive
                        Kannapolis, North Carolina 28081
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           to be held April 22, 1997
    TO THE STOCKHOLDERS OF
      FIELDCREST CANNON, INC.
         The Annual Meeting of Stockholders of Fieldcrest Cannon, Inc. will be held at 1271 Avenue of the Americas, New York, New York, 10020, on April 22, 1997 at 10:00 a.m., for the following purposes:
          I. To elect eight directors to the Company's Board of Directors;
         II. To consider and vote upon a proposal to ratify the selection of
             Ernst & Young LLP as independent accountants to audit the
             accounts of the Company for the year ending December 31, 1997; and to act upon such other matters as may properly come before the meeting or any adjournment thereof.
         Only holders of Common Stock at the close of business on March 20, 1997, will be entitled to vote at the meeting or any adjournment thereof.
                                      By Order of the Board of Directors,
                                      M. KENNETH DOSS
                                      Secretary
Kannapolis, North Carolina
March 28, 1997
                    IMPORTANT -- YOUR PROXY IS ENCLOSED
     Stockholders are requested to execute and promptly return the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.

                                                                  March 28, 1997
                            FIELDCREST CANNON, INC.
                             One Lake Circle Drive
                        Kannapolis, North Carolina 28081
                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 22, 1997
     The enclosed proxy is solicited by the Board of Directors of Fieldcrest Cannon, Inc., a Delaware corporation (the "Company"). Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and the Company will reimburse them for their reasonable expenses in doing so. Copies of this proxy statement and accompanying proxy card will first be mailed to stockholders on or about March 28, 1997.
     The expense of this solicitation will be paid by the Company. In addition to solicitation by mail, officers and other employees of the Company may solicit proxies by personal interview, telephone or other methods of telecommunication. The Company has retained Morrow & Company, Inc. ("Morrow") to assist in such solicitation. The Company has been advised that the fee of Morrow is estimated not to exceed $6,000, plus reasonable out-of-pocket costs and expenses.
     When the enclosed proxy is properly executed and returned, the shares it represents will be voted in accordance with the directions indicated thereon, or if no direction is indicated, it will be voted in favor of the election of the eight nominees for director identified below and in favor of the ratification of the selection of Ernst & Young LLP as independent accountants. Any stockholder giving a proxy has the power to revoke it at any time before it is voted.
     Only the holders of Common Stock of record at the close of business on March 20, 1997, will be entitled to vote at the meeting. On that date 9,145,932 shares of Common Stock having one vote each were outstanding.
     Under the Company's Amended and Restated By-Laws and applicable law, the holders of a majority of the shares of capital stock of the Company issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the 1997 Annual Meeting of Stockholders. Abstentions, votes withheld for director nominees and shares held of record by a broker, as nominee ("Broker Shares"), that are voted on any matter will be included in determining the number of shares present or represented at the meeting. Broker Shares that are not voted on any matter at the meeting will not be included in determining the number of shares present or represented at the meeting. Under the Company's Restated Certificate of Incorporation, each proposal to be presented to stockholders for their consideration at the 1997 annual meeting will be approved if the holders of a majority of the votes which may be cast vote in favor of such proposal. Abstentions, votes withheld for director nominees and Broker Shares that are not properly voted will have the same effect as negative votes with respect to each proposal.

                            I. ELECTION OF DIRECTORS
     The Company's By-Laws provide that the number of directors of the Company shall be determined by resolution of the Board of Directors. The Board of Directors presently consists of eight directors. Eight persons have been nominated to serve for one-year terms and until their successors have been duly elected and qualified. Each nominee for director has indicated a willingness to being named in the proxy statement and to serve if elected, and the persons named as proxies intend to vote for such nominees absent instructions to the contrary on the enclosed proxy. However, if any nominee for director becomes unavailable for election, the persons named on the enclosed proxy intend to vote for such other person as the Board of Directors may recommend in their place. Each nominee is currently a director of the Company and has served as such since the year set forth in the table below. None of the nominees is related by blood, marriage or adoption to any other nominee or any executive officer of the Company.

                                                           Director
Name and Age                                                Since     Board Committee Memberships
James M. Fitzgibbons, 62................................     1985
William E. Ford, 71.....................................     1993     Audit; Retirement Review
John C. Harned, 69......................................     1985     Audit; Compensation; Retirement Review
Noah T. Herndon, 65.....................................     1995     Audit; Compensation; Retirement Review
S. Roger Horchow, 68....................................     1994     Audit; Nominating
W. Duke Kimbrell, 72....................................     1993     Compensation; Nominating
C. J. Kjorlien, 80......................................     1989     Audit; Compensation; Nominating; Retirement
                                                                        Review
Alexandra Stoddard, 55..................................     1995     Nominating

     JAMES M. FITZGIBBONS was appointed Chairman of the Company's Board of Directors and Chief Executive Officer on October 15, 1990. Mr. Fitzgibbons served as President of Amoskeag Company from March 9, 1987 until March 6, 1992 and previously served as President and a Director of Howes Leather Company, Inc., a company which manufactures sole leather for the shoe industry. Mr. Fitzgibbons is also a Trustee of Dreyfus Laurel Funds, which provides a variety of investment services through a series of mutual funds, and a Director of Barrett Resources Corporation, an oil and gas exploration company.
     WILLIAM E. FORD served as the Goodyear Executive Professor at Kent State University's College of Business Administration and Graduate School of Management from January 1994 until May 1, 1996. Mr. Ford has served as President of Bejai, Inc., a venture capital company, since 1991. He served as President of VMI, a Dutch Company producing high tech equipment for the tire industry, from 1986 until 1991. In addition, he has served as a consultant on international ventures to the United Nations and as a senior advisor to a development project in China.
     JOHN C. HARNED has been President of Bedford Advisors, Inc., a corporate financial consulting company, for more than five years. He serves as Managing Director of Middlemarket Capital Management Company, L.C., a merger and acquisition buyout company. Mr. Harned also has served as Vice President of Dartmouth College and Executive Vice President and Chief Financial Officer of Penn Central Corporation.
     NOAH T. HERNDON has been a partner for more than five years of Brown Brothers Harriman & Co., a private commercial bank and investment advisory and stock brokerage firm. Mr. Herndon served as a Director of the Company from 1982 through 1993. Mr. Herndon is also a Director of Watts Industries, Inc., National Auto Credit, Inc. and Zoll Medical Corporation.
     S. ROGER HORCHOW has served as Chairman of R. Horchow Productions, Inc. since 1990. He was Chairman of the Horchow Collection from 1973 until 1990. He has been active in numerous civic and charitable organizations and has produced the award winning Broadway play Crazy for You. Mr. Horchow is a Director of Delias, a mail order catalog company. He is also a Director of the Dallas Symphony, Public Radio International, Smithsonian Institution, American Institute for Public Service, Friends of Art and Preservation in Embassies, and Better Business Bureau of Dallas and serves on the Board of Governors of the Yale University Art Gallery. He is presently a Marketing Consultant to Sotheby's New York and London.
                                       2

     W. DUKE KIMBRELL has been Chairman of the Board, Chief Executive Officer, and a Director of Parkdale Mills, Inc., a textile manufacturer, since 1961. He is also a Director of Inman Mills, North Carolina State Textile Foundation, and Acme Petroleum and Fuel Company.
     C.J. KJORLIEN was President of West Point-Pepperell, Inc. for more than five years before his retirement in 1986. He is also a Director of Johnston Industries, Inc. and Service America, Inc.
     ALEXANDRA STODDARD is President of Alexandra Stoddard Incorporated, founder and President of Design and Art Society, Ltd., and a Dame of the American Society of the Order of St. John, designated by Queen Elizabeth II. Mrs. Stoddard is an acclaimed philosopher of contemporary lifestyle whose unique positive insights inspire a large international audience. She has published 18 books, the most recent of which is Living in Love.
                                       3

                               SECURITY OWNERSHIP
Security Ownership of Certain Beneficial Owners
     The Company knows of no one who beneficially owns in excess of five percent of a class of the Company's voting securities except as set forth in the table below. Except as indicated in the footnotes, each stockholder set forth below has, to the best of the Company's knowledge, the sole power to vote and to dispose of the shares beneficially owned by such stockholder. Common Stock has one vote per share.

                                                                    Amount and
                                                                    Nature of
Title of                                                            Beneficial            Percent
Class          Name and Address of Beneficial Owner                 Ownership             of Class
Common Stock   Mario J. Gabelli                                     1,406,797  (1)          14.84%
               One Corporate Center
               Rye, New York 10580-1434
Common Stock   The Prudential Insurance Company                     1,029,346  (2)          10.64%
               of America
               Prudential Plaza
               Newark, New Jersey 07102-3777
Common Stock   Dimensional Fund Advisors Inc.                         476,700  (3)           5.21%
               1299 Ocean Avenue, 11th Floor
               Santa Monica, CA 90401
Common Stock   Mellon Bank Corporation                                468,678  (4)           5.12%
               One Mellon Bank Center
               Pittsburgh, Penn 15258

(1) According to information contained in a statement on Schedule 13D filed with the Securities and Exchange Commission, as of March 7, 1997, GAMCO Investors, Inc., Gabelli Funds, Inc., Gabelli International Limited, Gabelli Performance Partnership L.P., and Mario J. Gabelli had the sole dispositive power over 1,406,797 shares of the Company's Common Stock (including shares that may be acquired upon the conversion of the Company's Convertibile Perferred Stock and 6% Convertible Subordinated Debentures) and sole voting power with respect to 1,371,797 of these shares. Mr. Gabelli is deemed to have beneficial ownership of the securities beneficially owned by each of the foregoing persons, and Gabelli Funds, Inc. is deemed to have beneficial ownership of the securities owned beneficially by each of the foregoing persons other than Mr. Gabelli.
(2) According to information contained in a statement on Schedule 13G filed with the Securities and Exchange Commission, as of December 31, 1996, The Prudential Insurance Company of America is the beneficial owner of 1,029,346 shares of the Company's Common Stock (including shares that may be acquired upon the conversion of the Company's Convertible Preferred Stock and 6% Convertible Subordinated Debentures) and has sole voting, shared voting, sole dispositive and shared dispositive power with respect to 3,200, 490,310, 3,200 and 494,610, respectively, of these shares.
(3) According to information contained in a statement on Schedule 13G filed with the Securities and Exchange Commission, as of December 31, 1996, Dimensional Fund Advisors Inc. is the beneficial owner of 476,700 shares of the Company's Common Stock and has sole voting, shared voting and sole dispositive power with respect to 318,100, 476,700 and 476,700, respectively, of these shares.
(4) According to information contained in a statement on Schedule 13G filed with the Securities and Exchange Commission, as of December 31, 1996, Mellon Bank Corporation is the beneficial owner of 468,678 shares of the Company's Common Stock and has sole voting, sole dispositive and shared dispositive power with respect to 388,678, 417,000 and 51,768, respectively, of these shares.
                                       4

Security Ownership of Management
     The following table sets forth certain information with respect to the beneficial ownership at March 20, 1997, of each class of equity securities of the Company, by each director, nominee for director and executive officer named in the Summary Compensation Table under the heading "Executive Compensation," below, and for all directors and executive officers of the Company as a group. Unless otherwise indicated, the individuals named below hold sole voting power and investment power as to the shares.

                                                                                 No. of                    Percent
Directors                                                                        Shares                    of Class
James M. Fitzgibbons..........................................................   109,405(1)(2)(3)(4)          1.19%
William E. Ford...............................................................     5,700(5)                      *
John C. Harned................................................................    13,000(6)                      *
Noah T. Herndon...............................................................    10,000(7)                      *
S. Roger Horchow..............................................................     5,000(5)                      *
W. Duke Kimbrell..............................................................   307,282(8)(9)                3.34%
C. J. Kjorlien................................................................    30,000(6)                      *
Alexandra Stoddard............................................................     2,000(10)                     *
Non-Director Executives:
John M. Nevin.................................................................    16,166(4)                      *
Robert E. Dellinger...........................................................    35,622(3)(4)                   *
Kevin M. Finlay...............................................................    30,409(4)                      *
Thomas R. Staab...............................................................    33,920(3)(4)                   *
All directors and executive officers of the Company as a group
 (16 persons, including the ones listed above)................................   627,110(11)                  6.70%

* Represents less than 1%.
(1) Includes 8,000 shares of Common Stock which may be purchased upon the exercise of options granted under the Director Stock Option Plan.
(2) Includes 20,000 shares of Common Stock covered by an option that the Company granted to Mr. Fitzgibbons pursuant to a Stock Option Agreement dated as of September 11, 1991 between the Company and Mr. Fitzgibbons. The option is exercisable at $14.875 per share, which was the closing price per share of the Common Stock on the New York Stock Exchange on September 11, 1991, and may be exercised in whole or in part at any time before September 10, 1998, provided Mr. Fitzgibbons is on the date of exercise an employee of the Company.
(3) Includes outstanding shares of stock granted under the Long-Term Incentive Plan as of March 20, 1997 and subject to forfeiture. See note (2) to the Summary Compensation Table below.
(4) Includes shares which may be purchased within 60 days upon the exercise of options granted under the 1995 Employee Stock Option Plan (the "1995 Stock Option Plan"). Shares which may be purchased by the Named Executives are as follows: J. M. Fitzgibbons -- 30,000 shares; John M. Nevin -- 11,250 shares; R. E. Dellinger -- 22,500 shares; K. M. Finlay -- 22,500 shares; and T. R. Staab -- 22,500 shares.
(5) Includes 5,000 shares of Common Stock which may be purchased upon the exercise of options granted under the Director Stock Option Plan.
(6) Includes 10,000 shares of Common Stock which may be purchased upon the exercise of options granted under the Director Stock Option Plan.
(7) Includes 4,000 shares of Common Stock which may be purchased upon the exercise of options granted under the Director Stock Option Plan.
(8) Includes 3,000 shares of Common Stock which may be purchased upon the exercise of options granted under the Director Stock Option Plan.
(9) Includes 50,000 shares owned by daughters of Mr. Kimbrell and 51,282 shares that may be acquired upon the conversion of 30,000 shares of $3.00 Convertible Preferred Stock owned by Parkdale Mills, Inc. Mr. Kimbrell is an owner and the Chairman of the Board and Chief Executive Officer of Parkdale Mills. Mr. Kimbrell shares voting and investment power as to all the shares owned by Parkdale Mills.
                                       5

(10) Includes 2,000 shares of Common Stock which may be purchased upon the exercise of options granted under the Director Stock Option Plan.
(11) Includes 47,000 shares of Common Stock that may be purchased by directors upon the exercise of options granted under the Director Stock Option Plan, 119,200 shares of Common Stock that may be purchased by employees within 60 days upon the exercise of options granted under the 1995 Stock Option Plan, 12,545 shares that have been granted to directors and executive officers under the Long-Term Incentive Plan and that are subject to forfeiture and 20,000 shares covered by the option granted to Mr. Fitzgibbons as described in note (2).
                 INFORMATION CONCERNING THE BOARD OF DIRECTORS
     During 1996, the Board of Directors held eight meetings. Each director attended more than 75 percent of the 1996 Board meetings and meetings of Board Committees of which they were a member.
     The business of the Company is under the general management of the Board of Directors as provided by the laws of Delaware and the By-Laws of the Company. The Board of Directors has established an Audit Committee, Compensation Committee, Retirement Review Committee, and Nominating Committee.
     The Audit Committee consists of five members who are not salaried employees and who are, in the opinion of the Board of Directors, free from any relationship that would interfere with their exercise of independent judgment as Audit Committee members. During 1996, the Audit Committee held three meetings. The functions of the Audit Committee are to recommend the engagement of the Company's independent auditors and to review with them the plan and scope of their audit for each year, the status of their audit during the year, the results of the audit when completed, the auditors' letter on their observations and recommendations to the Company and their fees for services performed. The Committee also reviews the results of the annual audit with management, both jointly with the independent auditors and separately, reviews financial statements and filings with the Securities and Exchange Commission, discusses with management the adequacy of internal controls, monitors the work of the Company's Internal Audit Department and reports to the entire Board with respect to audit-related matters.
     The Compensation Committee consists of four non-employee directors and held three meetings during 1996. The functions of the Committee are to review the compensation of the Company's corporate officers and to make adjustments with respect thereto. The Compensation Committee also administers other aspects of the Company's executive compensation program and makes recommendations to the full Board with respect to compensation for Board service.
     The Retirement Review Committee consists of four members and held five meetings during 1996. This Committee monitors, reviews and reports to the Board on the Company's defined benefit and contribution plans, and any future, new or substituted plans, the level of benefits provided and proposed thereunder, and the investment of assets by investment managers of such plans.
     The Nominating Committee consists of four members and held one meeting during 1996. The function of the Committee is to make recommendations to the full Board as to the desirable number of directors and candidates to fill any positions on the Board. Stockholders may nominate candidates by submitting nominations in writing to the Secretary of the Company at the address appearing on the first page of this Proxy Statement and otherwise in accordance with the By-Laws of the Company. The By-Laws contain requirements as to information about candidate requirements to be presented and the deadlines for submitting nominations.
                           COMPENSATION OF DIRECTORS
Meeting Fees and Expenses
     Non-employee directors of the Company are paid quarterly retainers of $4,500 and a fee of $1,000 for each Board or Committee meeting attended, except that Committee Chairmen are paid a fee of $1,500 per Committee meeting. Non-employee directors are also paid a fee of $600 for each short telephonic meeting. Directors, including employee directors, are reimbursed for travel and other expenses relating to their functions served as directors. In addition, the Company presently has a consulting arrangement with C. J. Kjorlien pursuant to which
                                       6

Mr. Kjorlien provides from time to time consulting services to certain executive officers of the Company. During 1996, Mr. Kjorlien received $7,972 in consideration for his services under this arrangement.
Director Stock Option Plan
     Pursuant to the Director Stock Option Plan of Fieldcrest Cannon, Inc., an option for 2,000 shares of Common Stock is granted annually to each non-employee director. The grant is made on the fifth business day after the annual meeting of stockholders. The Company has reserved 500,000 shares of Common Stock for issuance pursuant to the plan. In 1996 options for 14,000 shares were granted at a per share exercise price of $20.625. At March 20, 1997, options to purchase a total of 47,000 shares of Common Stock at exercise prices ranging from $13.000 to $25.625 were outstanding and exercisable under the plan. The purpose of the plan is to encourage and enable directors to acquire or increase their ownership of the Company's Common Stock and to promote a closer identification of their interests with those of the Company and its stockholders.
Director Stock Appreciation Rights Plan
     On May 22, 1994, each non-employee director was granted stock appreciation rights ("SARs") with respect to 1,000 shares of Common Stock under the plan. The SARs may be exercised up to seven years from the grant date for cash equal to the increase in the market value of the Company's Common Stock above $25.625, the closing price on May 22, 1994. At March 20, 1997, SARs with respect to 6,000 shares of Common Stock were outstanding and exercisable.
                             EXECUTIVE COMPENSATION
Summary Compensation Table
     The following table sets forth the compensation earned by the Chief Executive Officer and the other four most highly compensated executive officers who were serving as executive officers at the end of 1996 (the "Named Executives") for the years ended December 31, 1996, 1995, and 1994.

                                                                                     Long-Term
                                                                                Compensation Awards
                                                                                             Securities
                                                                           Restricted        Underlying
          Name and                            Annual Compensation             Stock           Options/             All Other
     Principal Position          Year     Salary ($)     Bonus ($)(1)     Awards ($)(2)      SARs (#)(3)      Compensation ($)(4)
J. M. Fitzgibbons (5)            1996      $531,599        $     --          $    --            --                  $ 5,600
  Chairman and Chief             1995       531,599              --               --        62,000/ --                4,631
  Executive Officer              1994       439,966          74,794           96,646         1,000/30,000            34,284
J.M. Nevin (5)                   1996       300,000              --               --            --                    3,500
  Executive Vice President       1995        65,909              --               --        45,000/ --                   --
R. E. Dellinger (5)              1996       248,843              --               --            --                  $ 4,088
  Vice President and             1995       248,843              --               --        45,000/ --                4,142
  President Sales and            1994       224,503          38,166           49,302            --/7,206             19,691
  Marketing Division
K.M. Finlay (5)(6)               1996       234,741              --               --            --                  $ 3,947
  Vice President                 1995       215,000              --               --        45,000/ --                3,813
                                 1994       156,667          36,817           34,408            --/4,800             12,791
T.R. Staab (5)                   1996       212,380              --               --            --                  $ 3,610
  Vice President and             1995       212,380              --               --        45,000/ --                3,772
  Chief Financial Officer        1994       191,607          32,573           42,086            --/6,150             14,830

(1) The amount shown in this column represents annual bonuses under the Company's Short-Term Incentive Compensation Plan. Awards under this plan are at the discretion of the Board of Directors.
(2) Amounts set forth in this column represent the value of shares awarded to the Named Executives under the Company's Long-Term Incentive Plan. The value of such shares is determined by multiplying the number of shares of stock earned by the value of the Company's Common Stock at the close of business on the date of award. The number (and value) of shares of stock held by the Named Executives at December 31, 1996 (including 1993 shares which vested on January 2, 1997) is as follows: J. M. Fitzgibbons -- 7,667 shares ($121,714); R. E. Dellinger -- 4,114 shares ($65,310); K. M. Finlay -- 3,016 shares ($47,879); T. R. Staab -- 3,367 shares ($53,451). The Named
    Executives are entitled to dividends and voting rights with
                                       7
    respect to such stock awards as of the grant date. The Named Executives become vested with respect to such shares on the first to occur of death, disability, normal retirement or completion of four years of continued employment following the award, subject to the right of the Compensation Committee to accelerate vesting in its discretion.
(3) Includes options granted under the Director Stock Option Plan. In 1996, the Plan was amended to limit option grants to non-employee directors. J. M. Fitzgibbons received 2,000 options under the plan in 1995 at an option price of $22.125. No options or SARs were granted in 1996 to any of the Named Executives.
    Also includes options granted under the 1995 Stock Option Plan as approved by the stockholders in 1995. As of March 20, 1997, options to purchase 385,100 shares of Common Stock were outstanding at option prices ranging from $16.250 to $22.375. The number of shares which may be purchased by the Named Executives as of December 31, 1996 is as follows: J. M.
    Fitzgibbons -- 60,000 shares; J. M. Nevin -- 45,000 shares; R. E.
    Dellinger -- 45,000 shares; K. M. Finlay -- 45,000 shares; and T. R.
    Staab -- 45,000 shares. Options granted under the 1995 Stock Option Plan are exercisable for a period of ten years from date of grant and vest twenty-five percent one year after grant date and twenty-five percent for each of the subsequent three years.
    Effective March 1, 1994 the Board of Directors initiated a salary reduction plan under which Mr. Fitzgibbons' annual salary was reduced by $100,000 and the annual salaries of all other executive officers were reduced by 10%. In connection with such reduction, stock appreciation rights ("SARs") equal to 300 shares per $1,000 of salary reduction were granted to these employees. The SARs may be exercised up to seven years from the grant date for cash equal to increases in the market value of the Company's Common Stock above $28.50, the closing market value on March 1, 1994. The annual salaries of all executive officers were increased as of January 1, 1995 by the amount of the March 1, 1994 reduction.
(4) The amount shown in this column consists of deferred compensation allocated by the Company to the account of the Named Executives under the Executive Capital Accumulation Plan, a nonqualified deferred compensation profit sharing plan, and the value of Common Stock as of the grant date representing the Company match under the Company's Retirement Savings Plan. The account balance in the Capital Accumulation Plan of each of the Named Executives at December 31, 1996 is as follows: J. M. Fitzgibbons-$109,777;
    R. E. Dellinger-$68,781; K. M. Finlay-$38,001; and T. R. Staab-$40,984. The
    number (and value) of shares held by each of the Named Executives at December 31, 1996 in the Company's Retirement Savings Plan is as follows: J.
    M. Fitzgibbons-919 shares ($14,589); J. M. Nevin-216 shares ($3,429); R. E. Dellinger-799 shares ($12,684); K. M. Finlay-687 shares ($10,906); and T. R. Staab-678 shares ($10,763). The Named Executives are entitled to dividends and voting rights with respect to shares held in the plan.
(5) Certain executives of the Company are parties to agreements under which they are entitled to a lump-sum payment of an amount based on their base salary in the event of a change in control of the Company. Under the agreements, upon a change in control of the Company, the following executive officers will be entitled to receive a lump-sum payment of their base salary otherwise payable over the following number of years: J. M. Fitzgibbons, 3 years; J. M. Nevin, 2 years; R. E. Dellinger, 2 years, K. M. Finlay, 2 years; and T. R. Staab, 2 years.
(6) Mr. Finlay, a Vice President, resigned from the Company, effective February 28, 1997.
                                       8

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values
     The following table sets forth the number of unexercised options and SARs held by the Named Executives at December 31, 1996 and the value of such options and SARs at December 31, 1996, as represented by the positive spread between the exercise price of such options and the value of shares of the Company's Common Stock at December 31, 1996. No options and SARs were exercised by any of the Named Executives during 1996.

                                                                                              Value of Unexercised
                                                            Number of Securities                  In-the-Money
                                                           Underlying Unexercised                 Options/SARs
                                                           Options/SARs at FY-End                   at FY-End
                                                           December 31, 1996 (#)              December 31, 1996 ($)
Name                                                    Exercisable     Unexercisable     Exercisable      Unexercisable
J. M. Fitzgibbons                                      43,000/30,000      45,000/ --     $   28,625/ --          0/ --
  Chairman and Chief Executive Officer
J. M. Nevin                                               11,250/ --      33,750/ --              0/ --          0/ --
  Executive Vice President
R. E. Dellinger                                         11,250/7,206      33,750/ --              0/ --          0/ --
  Vice President and President Sales and
  Marketing Division
K. M. Finlay                                            11,250/7,138      33,750/ --              0/ --          0/ --
  Vice President
T. R. Staab                                             11,250/5,077      33,750/ --              0/ --          0/ --
  Vice President and Chief Financial Officer

Retirement Plan for Salaried Employees
     Each of the Named Executives listed in the Summary Compensation Table and all other salaried employees are participants in this plan. The plan is a qualified, defined benefit plan which, until January 1, 1981, was contributory on the part of the participants. For the calendar year 1996, the Company's aggregate contribution for all participants in the plan amounted to approximately 7.28% of the total plan compensation of the participants. The plan provides benefits upon early or normal retirement of the Named Executives and employees.
     Upon normal retirement at age 65 or early retirement, the participant is paid a monthly pension by the plan trust based on years of participation in the plan. The participant's annual benefit at normal retirement is 1.5% of career average earnings, as defined, times the number of years of service up to a maximum of 20 years, plus .75% of career average earnings times the number of years of service in excess of 20 years. The normal form of benefit is a life annuity. Actuarially computed reductions in vested benefits are made in the event of early retirement or termination. The table below illustrates the estimated annual pension benefit payable by the Company under this formula to a person at normal retirement based on specified average salary "remuneration" and years of service classifications.
                                       9

                                       Years of Service
Remuneration     15 Years     20 Years     25 Years     30 Years     35 Years
   125,000         28,125       37,500       42,188       46,875       51,563
   150,000         33,750       45,000       50,625       56,250       61,875
   175,000         39,375       52,500       59,063       65,625       72,188
   200,000         45,000       60,000       67,500       75,000       82,500
   225,000         50,625       67,500       75,938       84,375       92,813
   250,000         56,250       75,000       84,375       93,750      103,125
   300,000         67,500       90,000      101,250      112,500      123,750
   350,000         78,750      105,000      118,125      131,250      144,375
   400,000         90,000      120,000      135,000      150,000      165,000
   450,000        101,250      135,000      151,875      168,750      185,625
   500,000        112,500      150,000      168,750      187,500      206,250
   550,000        123,750      165,000      185,625      206,250      226,875
   600,000        135,000      180,000      202,500      225,000      247,500
   700,000        157,500      210,000      236,250      262,500      288,750
   800,000        180,000      240,000      270,000      300,000      330,000
   900,000        202,500      270,000      303,750      337,500      371,250

     Plan compensation of participants is limited to base salary and incentive bonuses earned and specifically excludes items required to be added to W-2 wages such as moving expenses and other similar forms of compensation.
     Credited compensation covered by either the Retirement Plan or the Excess Benefit Plan for 1996 for the Named Executives listed in the Summary Compensation Table was as follows: J. M. Fitzgibbons -- $531,599; J. M.
Nevin -- $300,000; R. E. Dellinger -- $248,843; K. M. Finlay -- $234,741; and T.
R. Staab -- $212,380. Directors who are not employees are not eligible to participate in the plan. The benefit amounts in the table shown above are not subject to deduction for Social Security benefits or other offset amounts.
     At December 31, 1996, the credited service for pension calculations for the Named Executives was as follows: J. M. Fitzgibbons -- 5 years; J. M. Nevin -- 2 years; R. E. Dellinger -- 11 years; K. M. Finlay -- 26 years; and T. R.
Staab -- 16 years.
     The Company funds the entire cost of the plan by periodic contributions to the Fieldcrest Cannon, Inc. Retirement Plan Trust, which are determined on an actuarial basis. To the extent that the annual retirement benefit exceeds certain limits established by the Internal Revenue Code of 1986, as amended (the "Code"), for payments from qualified trust funds, the difference will be paid from the general operating funds of the Company in accordance with the Company's Excess Benefit Plan described below. The Company's contributions are not allocated to the account of any particular employee. Officers participate in the plan on the same basis as approximately 1,600 other salaried employees of the Company.
     To protect employees (including the Named Executives) from the loss of benefits resulting from these limitations imposed by the Code, the Company sponsors a non-qualified plan, the Fieldcrest Cannon, Inc. Excess Benefit Plan (the "Excess Benefit Plan"). Should benefits under the Retirement Plan otherwise payable to participating employees be reduced to comply with these limitations, the Excess Benefit Plan will pay to such employees the difference between the benefits actually paid under the Retirement Plan and the benefits which would have been paid thereunder if the limitations had not been in effect. Payments are made to participants in the Excess Benefit Plan in the same manner and at the same time or times as under the Retirement Plan.
                                       10

Performance Graph
     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and a peer group, constructed by the Company, consisting of four corporations (Fieldcrest Cannon, Inc., Crown Crafts, Inc., Springs Industries, Inc., and Thomaston Mills, Inc.) that are engaged principally in the manufacture and sale of home furnishing textile products.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS
     This report of the Compensation Committee of the Board of Directors of the Company sets forth the Committee's compensation policies applicable to the Named Executives and the other executive officers of the Company, including the specific relationship of corporate performance to executive compensation, with respect to compensation reported in this proxy statement for 1996.
Executive Compensation Policies
     Decisions on compensation of the Company's executive officers are made by the Compensation Committee of the Board consisting of non-employee directors. The Committee's executive compensation policies are to motivate key senior executives to achieve short-term and long-term goals, while providing competitive levels of compensation that will assist the Company in attracting and retaining qualified executives. As discussed below, these policies are implemented through annual bonuses paid under short-term incentive compensation criteria established each year by the Committee (the "Annual Bonus" or "Annual Bonuses"), awards of stock under the Long-Term Incentive Plan (the "Long-Term Plan"), the grant of options to purchase stock under the 1995 Stock Option Plan, the payment of deferred compensation paid pursuant to the Executive Capital Accumulation Plan (the "Capital Accumulation Plan") and the payment of base salaries at a level that is consistent with the incentive-based aspects of the Committee's policies.
                                       11

Relationship of Corporate Performance to Executive Compensation
     The key mechanism of the Committee's incentive-based compensation policies is the Annual Bonuses, which are paid to the Company's executive officers if the Company achieves a minimum return on equity ("ROE") for the year. The Committee believes that ROE usually provides a reasonably accurate comparison of corporate performance with that of the Company's peers. The criteria for Annual Bonuses for 1996 provided that each of the Company's executive officers could earn a bonus equal to certain specified percentages of his base salary, depending on the Company's ROE for the year. Based on the ROE achieved by the Company for 1996, the Named Executives received no bonuses for 1996.
     The Committee believes that stock ownership and stock based compensation are important tools to improve the Company's long-term performance and enhance stockholder value and has used awards of Common Stock under the Long-Term Plan and the 1995 Stock Option Plan to help achieve this goal.
     Share awards under the Long-Term Plan vest after four years of continued employment (or earlier in the event of death, disability or normal retirement). Accordingly, executives who receive awards of shares are motivated to improve corporate performance and increase stockholder value on a long-term basis. By this means, the interests of such executives are further aligned with those of the Company's stockholders. In determining the amount of shares of stock to be awarded, the Committee considers, in addition to the incentive-based purpose of the plan, the recent performance of the Company and other factors such as whether actions during the year that promote long-term goals of the Company may have been at the expense of short-term performance, thereby reducing ROE and the amount of the Annual Bonuses. The Named Executives received no shares for 1996.
     The Company's 1995 Stock Option Plan is designed to promote a closer identification of the interests of executive officers with those of the stockholders and stimulate efforts to enhance stockholder value. Options to purchase 4,600 shares were granted to executive officers under this plan in 1996.
     The Capital Accumulation Plan also is designed to motivate the Company's executives to improve corporate performance. The plan provides for the Company to credit to the executives' deferred compensation accounts, as of each December 31, an aggregate amount as determined with respect to each Plan Year in the discretion of the Committee. This aggregate amount is allocated among the several executives' accounts pro rata based on their relative compensation. Amounts credited to the accounts of the Named Executives for 1994 are set forth in the Summary Compensation Table. Based on the ROE achieved by the company for 1996 and 1995, the Named Executives received no credits to their deferred compensation accounts.
     The base salaries of the Company's executives are generally set at levels that will attract and retain qualified executives, taking into account the Compensation Committee's desire to link a significant percentage of an executive's compensation to corporate performance. Year-to-year adjustments are made on a subjective basis each year based on a number of factors, including the Company's performance and company-wide salary adjustments.
Compensation Paid to the Chief Executive Officer
     1996 compensation paid to J. M. Fitzgibbons, the Company's Chief Executive Officer, was based on the factors generally applicable to compensation paid to executives of the Company as described above.
     The foregoing report is submitted by the members of the Compensation Committee.

Noah T. Herndon
John C. Harned
W. Duke Kimbrell
C. J. Kjorlien

             II. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
     The Board of Directors of the Company, upon the recommendation of its Audit Committee, has selected the firm of Ernst & Young LLP as independent auditors for the Company and its subsidiaries for the year 1997, subject to ratification by the stockholders. This firm has audited the accounts of the Company since its organization and has advised the Company that it does not have, and has not had, any direct or indirect financial interest in the Company or its subsidiaries in any capacity other than that of independent auditors. Ernst & Young LLP
                                       12
representatives are expected to attend the Annual Meeting of Stockholders. They will have an opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions.
     The Board of Directors recommends a vote "FOR" ratification.
                             STOCKHOLDER PROPOSALS
     Stockholders having proposals which they desire to present at next year's annual meeting should, if they desire that such proposals be included in the Board of Directors' proxy and proxy statement relating to such meeting, submit such proposals in time to be received by the Company at its principal executive office in Kannapolis, North Carolina, not later than November 29, 1997.
                                 OTHER MATTERS
     The shares represented by each properly executed proxy received by the Company will be voted in accordance with the instructions, if any, given therein. The Company does not know of any other business to be brought before the meeting, but it is intended that, as to any such other business, the shares will be voted pursuant to the proxy in accordance with the judgment of the person or persons acting thereunder.
                                          By Order of the Board of Directors,
                                          M. KENNETH DOSS
                                          Secretary
One Lake Circle Drive
Kannapolis, North Carolina 28081
March 28, 1997
                                       13

******************************************************************************

                                 APPENDIX


FIELDCREST CANNON, INC.                                     Common Stock Proxy
Kannapolis, North Carolina 28081

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

      The undersigned hereby appoints James M. Fitzgibbons proxy, with power of substitution, and all powers the undersigned would possess if personally present to vote at the meeting of stockholders of Fieldcrest Cannon, Inc. called to be held at 1271 Avenue of the Americas, New York, NY, April 22, 1997 at 10 o'clock a.m., and any adjournment thereof, upon the following matters, all as more fully described in the Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged, and in their discretion upon other matters properly coming before the meeting.

    I. Election of Directors

       FOR              James M. Fitzgibbons, William E. Ford, John C.
       [ ]              Harned, Noah T. Herndon, S. Roger Horchow, W. Duke
                        Kimbrell, C. John Kjorlien, Alexandra Stoddard

       VOTE WITHHELD        To withhold authority to vote for any individual
       [ ]                  nominee strike a line through the nominee's name
                            in the list above.

   II. FOR AGAINST ABSTAIN  Ratification of the Board of Directors' selection
       [ ]  [ ]     [ ]     of Ernst & Young LLP, independent accountants, as
                            auditors for the Company.

  III. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                  (Continued and to be signed on reverse side)

THIS PROXY IS ENTITLED TO ONE VOTE PER SHARE AND WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS I AND II.


    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

________________________  1997          __________________________________
Date                                    Signature

                                        __________________________________
                                        Signature if held jointly

                                               Common Stock
                                        This Proxy is entitled to one vote
                                        per share.

Please, Date, Sign and Mail This Proxy in the Enclosed Envelope. No Postage is Required.